As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333-285101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No.1

To

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Claros Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	47-4074900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Mack Real Estate Credit Strategies, L.P.

60 Columbus Circle, 20th Floor, New York, NY 10023

Tel: (212) 484-0050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J.D. Siegel, Esq.

General Counsel

c/o Mack Real Estate Credit Strategies, L.P.

60 Columbus Circle, 20th Floor, New York, NY 10023

Tel: (212) 484-0050

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brent T. Epstein, Esq.

Latham & Watkins LLP

10250 Constellation Blvd. Suite 1100

Los Angeles, CA 90067

Tel: (213) 485-1234

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-285101) (the “Registration Statement”) of Claros Mortgage Trust, Inc., a Maryland corporation, is being filed as an exhibits only filing to file an updated Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2	Sales Agreement, dated May 10, 2024, by and among Claros Mortgage Trust, Inc., Claros REIT Management LP, and BTIG, LLC, J.P. Morgan Securities LLC and Wells Fargo Securities LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K, dated May 10, 2024, filed by the Company) (File No. 001-40993).

3.1	Articles of Amendment and Restatement of Claros Mortgage Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, dated November 5, 2021, filed by the Company) (File No. 001-40993).

3.2	Amended and Restated Bylaws of Claros Mortgage Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, dated November 5, 2021, filed by the Company) (file No. 001-40993).

4.1	Form of Common Stock Certificate of Claros Mortgage Trust, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-11, dated October 8, 2021, filed by the Company) (File No. 333-260140).

4.2*	Form of Specimen Certificate Representing Preferred Stock.

4.3+	Form of Indenture.

4.4*	Form of Debt Security.

4.5*	Form of Deposit Agreement.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

4.8*	Form of Purchase Contract Agreement.

4.9*	Form of Unit Agreement.

5.1+	Opinion of Venable LLP.

5.2+	Opinion of Latham & Watkins LLP.

8.1+	Opinion of Latham & Watkins LLP regarding certain tax matters.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2+	Consent of Venable LLP (included in Exhibit 5.1).

23.3+	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

23.4+	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

24.1+	Powers of Attorney (incorporated by reference to the signature page of the registration statement).

25.1+	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee under the indenture filed as Exhibit 4.3 above.

107+	Calculation of Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
+	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 9, 2025.

CLAROS MORTGAGE TRUST, INC.

By:	/s/ J.D. Siegel
J.D. Siegel
Executive Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendmentto the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Richard J. Mack	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 9, 2025

* J. Michael McGillis	Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)	May 9, 2025

* Derrick D. Cephas	Director	May 9, 2025

* Mary Haggerty	Director	May 9, 2025

* Pamela Liebman	Director	May 9, 2025

* Steven L. Richman	Director	May 9, 2025

* Andrew Silberstein	Director	May 9, 2025

* Vincent Tese	Director	May 9, 2025

* W. Edward Walter III	Director	May 9, 2025

*By:	/s/ J.D. Siegel
J.D. Siegel Attorney-in-fact